Exhibit 10.3

Notice of Grant of	Cephalon, Inc.
Restricted Stock Award	41 Moores Road
Frazer, PA 19355

Grantee Name & Address

Plan: 2004 Equity Compensation Plan

Effective as of XX/XX/XXXX (“Date of Grant”), you have been granted the right to receive *** shares of the common stock of Cephalon, Inc. (“Shares”) pursuant to a Restricted Stock Grant (“Award”) under the Cephalon, Inc. 2004 Equity Compensation Plan.

The restrictions on the Shares lapse according to the following schedule, provided you are employed by Cephalon, Inc. (“Company”) or a subsidiary of the Company, on the applicable Vesting Date.  If your employment terminates prior to the applicable Vesting Date, you will forfeit any Shares for which the restrictions have not lapsed as of your termination date, unless otherwise provided in the Grant Agreement.

Vesting Date	Vest %

First Anniversary of the Date of Grant	25%

Second Anniversary of the Date of Grant	25%

Third Anniversary of the Date of Grant	25%

Fourth Anniversary of the Date of Grant	25%

The vesting of the Shares subject to the Award is cumulative, but shall not exceed 100% of the Shares subject to the Award.  If the foregoing schedule would produce fractional Shares, the number of Shares for which the Award becomes vested shall be rounded down to the nearest whole Share.  The Award shall become fully vested on the Fourth Anniversary of the Date of Grant, provided that you are employed by the Company or a subsidiary of the Company on such date.

To accept this Award and acknowledge your agreement to the terms and conditions of the Award, you must click on the box below “Accept Award.”

By accepting this Award, you accept the Award described in this Notice of Grant of Restricted Stock Award and the corresponding Grant Agreement and the Plan, and agree to be bound by the terms and conditions of this Notice of Grant of Restricted Stock Award and the Grant Agreement and the Plan, each of which is made part of this Notice of Grant of Restricted Stock Award.  By accepting this Award, you also agree that all of the decisions and determinations of the Committee (as defined in the Plan)

and the Company’s Board of Directors, as applicable, with respect to the Award are final and binding.

In addition, by accepting this Award you hereby certify to the following:

•                  I have read and understand the Company’s Policy Statement on Securities Traded by Cephalon Personnel (updated July 2008) (the “Policy Statement”) and have retained a copy for my records.  I also understand that Todd Longsworth, Senior Counsel, is available to answer any questions regarding the Policy Statement.

•                  Since the date of my last certification (or, for new employees, since the date I became an employee of the Company or a subsidiary) I have complied with the Policy Statement.

•                  I will continue to comply with the Policy Statement for as long as I am subject to it.

GRANT AGREEMENT

This GRANT AGREEMENT (the “Agreement”) sets forth the terms and conditions of the restricted stock award that has been granted to you pursuant to the corresponding Notice of Grant of Restricted Stock Award (the “Notice”) effective as of the Date of Grant (as defined in the Notice).

1.             Grant of Restricted Stock.

Subject to the terms and conditions set forth in the Notice, this Agreement and the 2004 Equity Compensation Plan (the “Plan”), Cephalon, Inc. (the “Company”) has granted to you, as of the Date of Grant, the right to receive the number of shares of the Company’s common stock (the “Shares”) as listed in the Notice, subject to the restrictions set forth below and in the Notice and the Plan (the “Restricted Stock”).  Shares of Restricted Stock may not be transferred by you or subjected to any security interest until the Shares have become vested pursuant to this Agreement, the Notice and the Plan.  The Shares will become vested as described in the Notice and Paragraph 2 below.

2.             Restrictions.

(a)           Vesting Period.  Unless otherwise provided in this Agreement, the Shares of Restricted Stock shall become vested, and the restrictions described in Paragraph 2(d) below shall lapse, in accordance with the vesting schedule set forth in the Notice, provided that you are employed by the Company or a subsidiary of the Company (collectively, the “Employer”) on the applicable vesting date.  The period before the Shares subject to the Restricted Stock vest is referred to herein as the “Restriction Period”.

(b)           Termination of Employment Other than on Account of Death.  Should your employment with the Employer terminate for any reason other than by reason of your death before the Restricted Stock is fully vested, the Shares of Restricted Stock that are not then vested shall be forfeited and you shall have no further rights with respect to such Shares of Restricted Stock.

(c)           Termination of Employment on Account of Death.  Should your employment with the Employer terminate on account of your death, the Shares subject to the Restricted Stock that have not then vested shall become vested as of the date of your death and the restrictions described in Paragraph 2(d) below shall lapse.

(d)           Restrictions on Transfer; Shares Subject to Forfeiture.  During the Restriction Period, you may not sell, assign, transfer, pledge or otherwise dispose of any portion of the Shares that are subject to the Restriction Period.  Any attempt to sell, assign, transfer, pledge or otherwise dispose of such Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Shares, shall be null, void and without effect.

3.             Issuance of Stock Certificates.

Unless the Shares are forfeited pursuant to Paragraph 2, at the end of the applicable Restriction Period, you will be entitled to receive an unrestricted certificate representing the Shares that have become vested.

4.             Privilege of Stock Ownership.

You will have none of the rights of a stockholder (including no right to vote or to receive any cash or other dividends declared on such Shares), with respect to any Shares, until the Restriction Period has expired with respect to the Shares.

5.             Certain Company Transactions.

The provisions of the Plan applicable to a Change of Control (as defined in the Plan) and a Corporate Transaction (as defined in the Plan) shall apply to the Shares, and, in the event of a Change of Control or Corporate Transaction, the Committee (as defined in the Plan) may take such actions as it deems appropriate pursuant to the Plan.

6.             Withholding.

You shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, and local or other taxes that the Employer is required to withhold with respect to the grant or vesting of the Shares.  You may make an election to satisfy any income tax withholding obligation with respect to the Shares by having Shares withheld up to an amount that does not exceed your minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.  Such election must be in the form and manner prescribed by the Committee.  If you are a director or officer (within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended), such election must be irrevocable and must be made six months prior to the date on which all restrictions lapse with respect to such Shares.

7.             Compliance with Laws and Regulations.

(a)           The obligations of the Company to deliver Shares upon the vesting of the Restricted Stock pursuant to this Agreement shall be subject to the condition that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of such Shares, the Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free or any conditions not acceptable to the Committee. The issuance of Shares to you pursuant to this Agreement is subject to applicable taxes and other laws and regulations of the United States or any state having jurisdiction thereof.

(b)  You agree to be bound by the Company’s policies regarding the transfer of shares of the Company’s common stock and understand that there may be certain times during the year in which you will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or encumbering shares after the applicable restrictions have lapsed.  In addition, in connection with this grant, the Company may require you (or, in the case of your death, your executor, administrator, heir or legatee, as the case may be) to execute and deliver to the Company such representations in writing as may be requested by the Company so that it may comply with the applicable requirements of federal and state securities laws.

8.             No Employment Contract.

Nothing in the Agreement, the Notice or in the Plan confers upon you any right to continue in the employ or service of the Employer or interferes with or restricts in any way the rights of the Employer, which are hereby expressly reserved, to discharge you at any time for any reason or no reason, with or without cause.  Except to the extent the terms of any employment contract between you and the Employer expressly provides otherwise, neither the Company nor any of its subsidiaries is under any obligation to continue your employment for any period of specified duration.

9.             Notices.

Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Company in care of its Executive Vice President and Chief Administrative Officer at its corporate office at 41 Moores Road; Frazer, Pennsylvania 19355.  Any notice required to be given or delivered to you will be in writing and addressed to you at the address provided on the Notice or such other address provided in writing by you to the Employer.  All notices will be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

10.          Assignment.

The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without your consent.

11.          Grant Subject to Plan Provisions.

This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  Capitalized terms not otherwise defined herein or in the Notice that are defined in the Plan shall have the meaning specified in the Plan.  This grant is also subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law.  The Committee shall have the authority to interpret and construe this grant pursuant to the terms of the Plan, this Agreement and the Notice, and all decisions of the Committee with respect to any question or issue arising under the Plan, this Agreement or the Notice, shall be conclusive and binding on all persons having an interest in this grant.

12.          Governing Law.

The interpretation, performance and enforcement of this Agreement, the Notice and the Plan will be governed by the laws of the Commonwealth of Pennsylvania without giving effect to the conflicts of laws provisions thereof.

Accept

Award